UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  11/21/2012

Genesee & Wyoming Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-31456

Delaware	06-0984624
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

66 Field Point Road
Greenwich, CT 06830
(Address of principal executive offices, including zip code)

203-629-3722
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

On November 21, 2012, the U.S. Surface Transportation Board ("STB") posted a decision on the pending application seeking approval for Genesee & Wyoming Inc.'s ("GWI") acquisition of control of RailAmerica Inc.'s ("RailAmerica") railroads. In the decision, the STB supplemented the previously issued procedural schedule to close the evidentiary proceeding effective November 21, 2012. The STB also determined that no public hearing or oral argument is necessary and confirmed that a final decision will be issued on the application no later than January 4, 2014. By statute, a January 4, 2013 final decision would be effective no later than February 3, 2013. The STB noted that GWI's request for expedited consideration remains under review and therefore a final decision may be issued prior to January 4, 2013.

GWI acquired RailAmerica on October 1, 2012. Immediately following the closing of the acquisition, control of RailAmerica was placed into a voting trust with R. Lawrence McCaffrey appointed as trustee. The trust will remain in control of RailAmerica until the STB issues a final decision on GWI's application that permits GWI to control RailAmerica's railroads and the decision becomes effective.

About GWI

GWI owns and operates short line and regional freight railroads and provides railcar switching services in the United States, Australia, Canada, the Netherlands and Belgium. In addition, GWI operates the Tarcoola to Darwin rail line, which links the Port of Darwin with the Australian interstate rail network in South Australia. Operations currently include 66 railroads organized in 10 regions, with more than 7,600 miles of owned and leased track and approximately 1,400 additional miles under track access arrangements. We provide rail service at 23 ports in North America, Australia and Europe and perform contract coal loading and railcar switching for industrial customers.

About RailAmerica

RailAmerica, Inc. owns and operates short line and regional freight railroads in North America, operating a portfolio of 45 individual railroads with approximately 7,500 miles of track in 28 U.S. states and three Canadian provinces.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this filing regarding GWI's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast. Actual results may differ materially from those expressed or forecast in these forward-looking statements. Examples of factors that could cause actual results to vary from those expressed in forward-looking statements include all statements that are not historical in nature, including statements regarding: (1) the industry and markets in which we operate and our competitive position and outlook; (2) the impact of political, social or economic conditions (including commodity demand associated with the industrialization of developing economies) on our results and our susceptibility to downturns in the general economy; (3) our operations, competitive position, growth strategy and prospects; (4) our ability to complete, integrate and benefit from acquisitions, including receipt of STB approval to control and integrate the operations of RailAmerica, investments, joint ventures and strategic alliances, and the challenges associated with managing rapid growth and operating a global business with decentralized management and operations; (5) our indebtedness and our ability to fulfill our obligations under such indebtedness; (6) our susceptibility to severe weather conditions, climate change and other natural occurrences, which could result in shutdowns, derailments, other substantial disruptions of operations or impacts on our customers; (7) governmental policies, legislative and regulatory developments affecting our railroad operations or the operations of our customers; (8) our susceptibility to various legal claims and lawsuits; (9) our susceptibility to risks associated with doing business in foreign countries and (10) the inherent uncertainty associated with projecting economic and business conditions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

Date: November 26, 2012	By:	/s/ Allison M. Fergus
Allison M. Fergus
General Counsel and Secretary